Exhibit 10.1

Execution Version

$50.0 Million Aggregate Principal Amount

of

4.00% Fixed-to-Floating Rate Subordinated Notes due 2030

Premier Financial Corp.

PURCHASE AGREEMENT

September 25, 2020

Piper Sandler & Co.

As Representative of the several

Initial Purchasers named in Schedule A hereto

c/o Piper Sandler & Co.

1251 Avenue of the Americas, 6th Floor New

York, New York 10020

Ladies and Gentlemen:

Premier Financial Corp., an Ohio corporation (the “Company”), proposes to issue and sell to the several initial purchasers named in Schedule A hereto (the “Initial Purchasers” or “you”) $50.0 million aggregate principal amount of its 4.00% Fixed-to-Floating Rate Subordinated Notes due 2030 (the “Securities”). Piper Sandler & Co. (“Piper”) has agreed to act as representative of the several Initial Purchasers (in such capacity, the “Representative”) in connection with the offering and sale of the Securities. The Securities will (i) have the terms and provisions that are summarized in the Offering Memorandum (as defined below), and (ii) be issued pursuant to an Indenture between the Company, as issuer, and U.S. Bank National Association, as the trustee (the “Trustee”), dated as of September 30, 2020 (“Base Indenture”), as amended and supplemented by a supplemental indenture between the Company and the Trustee, dated as of September 30, 2020 (“Supplemental Indenture” and together with the Base Indenture, the “Indenture”), and pursuant to the pricing terms attached hereto as Schedule C. This Agreement is to confirm the agreement between the Company and the Initial Purchasers concerning the purchase of the Securities from the Company by the Initial Purchasers.

The Securities will be offered and sold to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption pursuant to Section 4(a)(2) under the Securities Act. The Company has prepared a preliminary offering memorandum, dated September 23, 2020 (the “Preliminary Offering Memorandum”), an investor slide deck presentation, dated September 23, 2020, substantially in the form attached hereto as Schedule B (the “Investor Presentation”), a pricing term sheet substantially in the form attached hereto as Schedule C (the “Pricing Term Sheet”) setting forth the terms of the Securities omitted from the Preliminary Offering Memorandum and the Investor Presentation, and an offering memorandum, dated the date hereof (the “Offering Memorandum”), setting forth information regarding the Company and the Securities. Each of the Preliminary Offering Memorandum, the Investor Presentation and the Offering Memorandum have been prepared by the Company for use by the Initial Purchasers in connection with the Exempt Resales (as defined below).

The Preliminary Offering Memorandum, as supplemented and amended as of the Applicable Time (as defined below), together with the Investor Presentation and the Pricing Term Sheet, are collectively referred to as the “Pricing Disclosure Package”. The Company hereby confirms that it has authorized the use of the Pricing Disclosure Package and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers. “Applicable Time” means 3:30 p.m. (New York City time) on the date of this Agreement.

The Initial Purchasers have advised the Company that they will offer and resell (the “Exempt Resales”) the Securities purchased by them hereunder on the terms set forth in each of the Pricing Disclosure Package and the Offering Memorandum, as amended or supplemented, solely to persons whom the Initial Purchasers reasonably believe to be a “qualified institutional buyer” as defined in Rule 144A under the Securities Act (“Rule 144A”) (a “QIB”) or an institutional “accredited investor” within the meaning of Rule 501(a)(1),(2),(3) or (7) under the Securities Act (an “IAI”), (each QIB and IAI, an “Eligible Purchaser”).

This Agreement, the Indenture and the Securities are collectively referred to herein as the “Transaction Documents,” and the transactions contemplated hereby and thereby are collectively referred to herein as the “Transactions.”

All references in this Agreement to the Preliminary Offering Memorandum and the Offering Memorandum shall include the documents incorporated by reference therein. All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in, or “part of” the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, and all other references of like import, shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, as the case may be. All references in this Agreement to amendments or supplements to the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) that is incorporated by reference in the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be.

The Company and Premier Bank (the “Principal Banking Subsidiary”) hereby confirm their agreements with the Initial Purchasers as follows:

Section 1 Representations and Warranties of the Company.

The Company hereby represents, warrants and covenants to each Initial Purchaser, as of the date of this Agreement and as of the Closing Date (as hereinafter defined), as follows:

(a) Disclosure. Each of the Preliminary Offering Memorandum and the Pricing Disclosure Package, each as of (i) its respective date (or, in the case of the Pricing Disclosure Package, as of the Applicable Time) did not, and (ii) the Closing Date will not, and the Offering Memorandum, as of its date and at the Closing Date will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum in reliance upon and in conformity with information furnished to the Company through the Representative by or on behalf of any Initial Purchaser expressly for use therein (which information is specified in Section 9(b) hereof).

The documents incorporated by reference in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, when they were filed with the Securities and Exchange Commission (the “Commission”), as of the date hereof and on the Closing Date, conformed and will conform in all material respects to the requirements of the Exchange Act.

(b) Distribution of Offering Material by the Company. The Company has not distributed or provided access, and will not distribute or provide access, prior to the completion of the Initial Purchasers’ distribution of the Securities, to any offering material in connection with the offering and sale of the Securities other than the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum.

(c) The Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company and when duly executed by the Representative on behalf of the Initial Purchasers, will constitute the valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to, or affecting, the rights of creditors of corporations or commercial banks, including laws relating to conservatorship and receivership of insured depository institutions, and to general equity principles, and except as rights to indemnity or contribution, including but not limited to, indemnification and contribution provisions set forth in this Agreement, may be limited by federal or state securities law or the public policy underlying such laws.

(d) Authorization, Execution, and Delivery of the Securities and the Indenture. The Securities have been duly authorized by the Company and, when duly completed, executed, authenticated, issued and delivered against payment of the consideration therefor in accordance with the provisions of the Indenture and this Agreement, will be duly and validly issued, fully paid and nonassessable and constitute the valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to, or affecting, the rights of creditors of corporations or commercial banks, including laws relating to conservatorship and receivership of insured depository institutions, and to general equity principles, rights of first refusal or other similar rights, and entitled to the benefits of the Indenture. The Securities and the Indenture conform in all material respects to the summary descriptions thereof in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the

Offering Memorandum and such summary descriptions conform to the rights set forth in and applicable to the instruments defining the same and will conform in all material respects to the requirements of, the Trust Indenture Act. The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to, or affecting, the rights of creditors of corporations or commercial banks, including laws relating to conservatorship and receivership of insured depository institutions, and to general equity principles, rights of first refusal or other similar rights, and except as rights to indemnity or contribution may be limited by federal or state securities law or the public policy underlying such laws.

(e) No Applicable Offering or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities included in the offering contemplated by this Agreement.

(f) No Prohibition on Dividends. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or other ownership interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as proscribed by applicable laws, rules and regulations, which are generally described in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum.

(g) No Material Adverse Change. Except as otherwise disclosed in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, subsequent to the respective dates as of which information is given in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum: (i) there has been no material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, stockholders’ equity, consolidated results of operations, assets and liabilities, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change being referred to herein as a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent including without limitation any losses or interference with its business from fire, explosion, flood, tornados, earthquakes, accident, natural disaster or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and its subsidiaries, considered as one entity, or has entered into any material transactions not in the ordinary course of business; and (iii) there has not been any material decrease in the capital stock or any material increase in any long-term indebtedness of the Company or its subsidiaries and there has been no dividend or distribution of any kind declared, paid or made by the Company (other than regular quarterly cash dividends consistent with past practice) or, except for dividends paid to the Company or its subsidiaries by any of the Company’s subsidiaries on any class of capital stock, or any repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(h) Independent Accountants of the Company. Crowe LLP, which has expressed its opinion with respect to the audited financial statements (which term as used in this Agreement includes the related notes thereto) of the Company and its subsidiaries incorporated by reference in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, is (i) an independent registered public accounting firm as required by the Securities Act and the rules of the Public Company Accounting Oversight Board (“PCAOB”), and (ii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who, to the Company’s knowledge, has not requested such registration to be withdrawn. With respect to the Company, Crowe LLP is not and has not been in violation of the auditor independence requirements of the Sarbanes-Oxley Act and the related rules and regulations of the Commission.

(i) Financial Statements of the Company. The financial statements, together with the supporting schedules, if any, of the Company and its subsidiaries incorporated by reference in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations, changes in stockholders’ equity and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) as applied in the United States on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum fairly presents in all material respects the information called for and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. The financial data set forth in each of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum under the captions “Summary Financial Data” and “Capitalization” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum. All disclosures contained in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum that constitute non-GAAP financial measures (as defined by the rules and regulations under the Securities Act and the Exchange Act) comply, in all material respects, with Regulation G under the Exchange Act and, if applicable, Item 10 of Regulation S-K under the Securities Act, as applicable. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data incorporated by reference in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum.

(j) No Undisclosed Off-Balance Sheet Arrangements. Except as described in each of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations) or any other relationships with unconsolidated entities or other persons, which have a material current, or may have a material future, effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital position or resources, or significant components of revenues or expenses.

(k) Company’s Accounting System. The Company and each of its subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company and each of its subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act), that has been designed by, or under the supervision of, the Company’s principal executive officer and its principal financial officer, to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(l) Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established. Since the end of the Company’s most recent audited fiscal year, there has been (A) no significant deficiencies or material weakness in the internal control over financial reporting (whether or not remediated) of the Company or any of its subsidiaries of which the

Company or the Company’s Board of Directors is aware, (B) no fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of the Company or any of its subsidiaries, (C) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting, or (D) no material violation of or failure to comply in all material respects with United States federal securities laws.

(m) Incorporation and Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, is duly registered as a bank holding company that has elected to be a financial holding company under the Bank Holding Company Act of 1956, as amended, and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum and to enter into and perform its obligations under the Transaction Documents. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or in good standing would not reasonably be expected to result in a Material Adverse Effect (as defined below).

(n) Subsidiaries. Each of the Company’s “significant subsidiaries” (for purposes of this Agreement, as defined in Rule 405 under the Securities Act) has been duly incorporated, organized or chartered, as the case may be, and is validly existing as a corporation, partnership, limited liability company, statutory trust or other entity, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum. Each of the Company’s significant subsidiaries is duly qualified as a foreign corporation, partnership, limited liability company, statutory trust or other entity, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or other), earnings, business, properties, operations, assets or liabilities of the Company and its subsidiaries, considered as one entity (a “Material Adverse Effect”). All of the issued and outstanding capital stock or other equity or ownership interests of each of the Company’s significant subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim, other than the encumbrance related to Negative Pledge Agreement dated December 29, 2016 between the Company and First Horizon Bank (fka First Tennessee Bank National Association) regarding the Principal Banking Subsidiary’s shares of capital stock (the “Negative Pledge Agreement”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (other than any corporations, associations or other entities that, in the aggregate, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X).

(o) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans, or upon the exercise of outstanding options or warrants, in each case described in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum). All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with all federal and state securities laws.

(p) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its significant subsidiaries is in violation of its charter or by-laws, partnership agreement or operating agreement or similar organizational documents, as applicable, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, loan, credit agreement, note, lease, license agreement, contract, franchise or other instrument (including, without limitation, any pledge agreement, security agreement, mortgage or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness) to which the Company or any of its significant subsidiaries is a party or by which it or any of them may be bound, or to which any of their respective properties or assets are subject (each, an “Existing Instrument”), except for such Defaults as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company’s execution, delivery and performance of each of the Transaction Documents and the consummation of the Transactions contemplated by this Agreement and the issuance and sale of the Securities (including the use of proceeds from the sale of the Securities as described in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum under the caption “Use of Proceeds”) (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws, partnership agreement or operating agreement or similar organizational documents, as applicable, of the Company or any significant subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its significant subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of its significant subsidiaries, except in the case of clauses (ii) and (iii) such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of each of the Transaction Documents and consummation of the Transactions and by the Preliminary Offering Memorandum, the

Pricing Disclosure Package and the Offering Memorandum, except such as have been obtained or made by the Company, or received from any Regulatory Agency (as defined below) and are in full force and effect under the Securities Act and such as may be required under applicable state securities or blue sky laws or FINRA. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its significant subsidiaries.

(q) No Acquisitions, Dispositions, or Transfers. Neither the Company nor any of its significant subsidiaries is a party to an agreement obligating the Company or such significant subsidiary to an acquisition, disposition, or other business combination, or a transfer or sale of the assets (as a going concern) or capital stock of the Company or any such significant subsidiary, which transaction, if consummated, would be material to the Company and its subsidiaries taken as a whole.

(r) Compliance with Laws. The Company and its significant subsidiaries have been and are in compliance with all applicable laws, rules and regulations, except where failure to be so in compliance would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(s) No Material Actions or Proceedings. Except as otherwise disclosed in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, there is no action, suit, proceeding, inquiry or investigation brought by or before any governmental entity or Regulatory Agency (as defined below) now pending or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries, which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or materially and adversely affect the consummation of the Transactions, or the performance by the Company of its obligations under the Transaction Documents; and the aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties or assets is the subject, including ordinary routine litigation incidental to the business, if determined adversely to the Company, would not reasonably be expected to have a Material Adverse Effect. No material labor dispute with the employees of the Company or any of its subsidiaries, or with the employees of any principal customer or contractor of the Company, exists or, to the knowledge of the Company, is threatened or imminent.

(t) Absence of Enforcement Actions. Neither the Company nor any of its significant subsidiaries is subject or is party to, or has received during the last twenty-four months any written notice that any of them may become subject or party to any suspension or cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently relates to or restricts in any material respect the conduct of their business or that in any manner currently relates to their capital adequacy, credit policies or management (each, a “Regulatory Agreement”), nor has the Company or any of its subsidiaries been advised by any Regulatory Agency during the last twenty-four months that it is considering issuing or requesting any such Regulatory Agreement or that any such Regulatory Agreement is pending or threatened. As used herein, the term “Regulatory Agency” means any governmental entity having supervisory or regulatory authority with respect to the Company or any of its subsidiaries, including, but not limited to, any federal or state securities or banking authorities or agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits.

(u) Intellectual Property Rights. Each of the Company and its significant subsidiaries owns or possesses all necessary and adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) presently employed by it in connection with the business now operated by it or necessary in order to conduct such business, and none of the Company or any of its significant subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its significant subsidiaries therein, except where the failure to possess such Intellectual Property or where such infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would not have a Material Adverse Effect.

(v) All Necessary Permits, etc. The Company and its significant subsidiaries possess such valid and current certificates, authorizations or permits required by state, federal or foreign regulatory agencies or bodies to conduct their respective businesses, including, without limitation, any such permits necessary to conduct insurance, broker-dealer, mortgage origination and servicing (or sub-servicing, as applicable) and banking business, as currently conducted and as described in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum (“Permits”), except for such certificates, authorizations or permits whose failure to obtain would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its significant subsidiaries is in violation of, or in default under, any of the Permits (except for such violations or defaults that would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect) or has received during the last twenty-four months any written notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its significant subsidiaries has failed to file with or submit to applicable regulatory authorities during the last twenty-four months any statement, report, information or form required by any applicable law, rule, regulation or order, except where the failure to be so in compliance would not, individually or in the aggregate, have a Material Adverse Effect; all such filings and submissions were in material compliance with applicable laws, rules, regulations and orders when filed or submitted; and no material deficiencies have been asserted by any Regulatory Agency with respect to any such filings or submissions.

(w) Title to Properties. The Company and its significant subsidiaries have good and marketable title to all of the real and personal property and other assets reflected as owned in the financial statements referred to in Section 1(i) above (or elsewhere in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects except (i) for any properties or assets the absence of good and marketable title to which would not be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect or (ii) as otherwise disclosed in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum. The real property, improvements, equipment and personal property held under lease by the Company or any of its significant subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such significant subsidiary.

(x) Tax Law Compliance. The Company and its subsidiaries have filed all federal, state and foreign income and franchise tax returns, information returns, and similar reports that are required to be filed or have properly requested extensions thereof (except in any case in which the failure so to file would not be reasonably expected to, individually or in the aggregate, cause a Material Adverse Effect), and all such returns and reports are true, correct, and complete in all material respects. The Company and its subsidiaries have paid in full all taxes required to be paid by any of them (other than taxes which are not due and payable) and, if due and payable, any related or similar assessment, fine or penalty with respect to taxes levied against any of them except as may be being contested in good faith and by appropriate proceedings or would not be reasonably expected to, individually or in the aggregate, cause a Material Adverse Effect. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(i) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

(y) Insurance. Each of the Company and its significant subsidiaries is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its significant subsidiaries against theft, damage, destruction, acts of vandalism and natural disasters, including but not limited to floods, earthquakes and tornados. The Company has no reason to believe that it or any of its significant subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted.

Neither the Company nor any of its significant subsidiaries has been denied any insurance coverage which it has sought or for which it has applied during the past five (5) years.

(z) Compliance with Environmental Laws. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) neither the Company nor any of its significant subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements; (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its significant subsidiaries; and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its significant subsidiaries relating to Hazardous Materials or any Environmental Laws.

(aa) ERISA Compliance. The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates for which the Company would have any liability that would reasonably be expected to have a Material Adverse Effect. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code, in each case except as would not reasonably be expected to have a Material Adverse Effect. Each employee benefit plan established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates for which the Company could have any liability that would reasonably be expected to have a Material Adverse Effect that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(bb) Company Not an “Investment Company.” The Company is not, and will not be, either after receipt of payment for the Securities or after the application of the proceeds therefrom as described under “Use of Proceeds” in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(cc) No Price Stabilization or Manipulation. Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the Securities, whether to facilitate the sale or resale of the Securities or otherwise.

(dd) Related-Party Transactions. There are no business relationships or related-person transactions involving the Company or any of its subsidiaries or any other person required to be described in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum that have not been described as required.

(ee) FINRA Matters. All of the information provided to the Initial Purchasers or to counsel for the Initial Purchasers by the Company, its counsel, its officers and directors in connection with the offering of the Securities is true, complete and correct, and any letters, filings or other supplemental information provided by the Company for delivery to FINRA pursuant to FINRA Rules or NASD Conduct Rules is true, complete and correct.

(ff) Sarbanes-Oxley Act. The Company, its subsidiaries and the Company’s Board of Directors and officers are in compliance with the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder in all material respects, in each case to the extent applicable.

(gg) Statistical and Market-Related Data. All statistical, demographic and market-related data included in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate. To the extent required, the Company has obtained the written consent to the use of such data from such sources.

(hh) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the best of the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum.

(ii) Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director or officer, employee, agent, affiliate (as such term is defined in Rule 501(b) of the Securities Act) or other person acting on behalf of the Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries, (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful payment or benefit. The Company and its subsidiaries have instituted, and maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(jj) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(kk) OFAC. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, after due inquiry, any directors or officers, employees, agents, or affiliates (as such term is defined in Rule 501(b) of the Securities Act) or other person acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”), or other applicable sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of, or business with, any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of, or business in, any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as Initial Purchaser, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ll) Brokers. Except pursuant to this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(mm) Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement. No such statement was made with the knowledge of an executive officer or director of the Company that it was false or misleading.

(nn) Bank Regulatory Matters. The Company and each significant subsidiary has been and is in compliance with all applicable laws, rules and regulations of (including, without limitation, all applicable regulations and orders of, or agreements with), the Board of Governors of the Federal Reserve System (“Federal Reserve”), the Federal Deposit Insurance Corporation (“FDIC”), the Ohio Division of Financial Institutions (“ODFI”), and any other federal or state bank regulatory authority with jurisdiction over the Company or its subsidiaries (collectively, the “Bank Regulatory Authorities”), except where failure to be so in compliance would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(oo) Community Reinvestment Act. The Company and the Principal Banking Subsidiary have no knowledge of any facts and circumstances, and have no reason to believe that any facts or circumstances exist, that would cause the Principal Banking Subsidiary to be deemed not to be in satisfactory compliance with the Community Reinvestment Act (“CRA”) and the regulations promulgated thereunder or to be assigned a CRA rating by federal or state banking regulators of lower than “satisfactory.”

(pp) FDIC. The deposit accounts of the Principal Banking Subsidiary are insured by the FDIC up to the legal maximum, the Principal Banking Subsidiary has paid all premiums and assessments required by the FDIC and the regulations thereunder, and no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Company, threatened.

(qq) IT Systems. (i) The Company is not aware of any security breach or other compromise relating to the Company’s or its significant subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) except that have been remedied without material cost or liability; (ii) neither the Company nor its significant subsidiaries have been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any material security breach or other material compromise to their IT Systems and Data; and (iii) the Company and its significant subsidiaries have implemented appropriate controls, policies, procedures and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its significant subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority and internal policies relating to the privacy and security of IT Systems and Data and to the reasonable protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except where failure to be so in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(rr) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Regulatory Agency is necessary or required for the performance by the Company of its obligations under this Agreement, in connection with the offering, issuance or sale of the Securities or the consummation of the transactions contemplated in this Agreement, except as have been already obtained or as may be required under the Securities Act, the securities laws of any state or non-U.S. jurisdiction or the rules of FINRA.

(ss) Securities Not Listed. When the Securities are issued and delivered pursuant to this Agreement, such Securities will not be of the same class (within the meaning of Rule 144A) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

(tt) Exempt Purchase and Resales. Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 3(b), the purchase and resale of the Securities pursuant hereto (including pursuant to the Exempt Resales) are exempt from the registration requirements of the Securities Act.

(uu) No General Solicitation. No form of general solicitation or general advertising within the meaning of Regulation D under the Securities Act (“Regulation D”) (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) was used by the Company, any of its affiliates or any of its representatives (other than the Initial Purchasers, as to whom the Company makes no representation) in connection with the offer and sale of the Securities.

(vv) No Integration. Neither the Company nor any other person acting on behalf of the Company has sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(ww) No Registration Required. No order or decree preventing or suspending the use of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act has been issued, and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company is contemplated.

Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Initial Purchasers or to counsel for the Initial Purchasers in connection with the offering, or the purchase and sale, of the Securities shall be deemed a representation and warranty by the Company to the Initial Purchasers as to the matters covered thereby.

The Company has a reasonable basis for making each of the representations set forth in this Section 1. The Company acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 2 Representations and Warranties of the Principal Banking Subsidiary.

The Principal Banking Subsidiary hereby represents and warrants to the Initial Purchasers as of the date of this Agreement and as of the Closing Date, as follows:

(a) Incorporation and Good Standing of the Principal Banking Subsidiary. The Principal Banking Subsidiary has been duly organized and is validly existing as a state chartered bank regulated by the ODFI and the FDIC, is in good standing under the laws of the State of Ohio and its charter is in full force and effect; the Principal Banking Subsidiary has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum; all of the issued and outstanding capital stock of the Principal Banking Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable; and 100% of the capital stock of the Principal Banking Subsidiary is owned directly by the Company, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity, other than any encumbrance related to the Negative Pledge Agreement. There are no outstanding rights, warrants or options to acquire or instruments convertible into or exchangeable for any capital stock or equity securities of the Principal Banking Subsidiary. The Principal Banking Subsidiary is the only depository institution subsidiary of the Company and the Principal Banking Subsidiary is a member in good standing of the Federal Home Loan Bank System. The Principal Banking Subsidiary is “well capitalized” (as that term is defined at 12 C.F.R. 6.4(b)(1)) and neither the Company nor the Principal Banking Subsidiary has been informed by any Bank Regulatory Authority that its status as “well-capitalized” will change within one year.

(b) The Agreement. This Agreement has been duly authorized, executed and delivered by the Principal Banking Subsidiary and, when duly executed by the Initial Purchasers, will constitute the valid and legally binding agreement of the Principal Banking Subsidiary, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to, or affecting, the rights of creditors of corporations or commercial banks, including laws relating to conservatorship and receivership of insured depository institutions, and to general equity principles, and except as rights to indemnity or contribution, including but not limited to, indemnification and contribution provisions set forth in this Agreement, may be limited by federal or state securities law or the public policy underlying such laws.

(c) Non-Contravention of Constituent Documents. The Principal Banking Subsidiary is not in violation of its charter or by-laws, and is not in Default under any indenture, loan, credit agreement, note, lease, license agreement, contract, franchise or other instrument (including, without limitation, any pledge agreement, security agreement, mortgage or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness) to which it is a party or by which it may be bound, or to which any of its properties or assets are subject, except for such Defaults as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(d) Principal Banking Subsidiary not an “Investment Company.” The Principal Banking Subsidiary is not, and will not be after consummation of the Transactions, required to register as an “investment company” under the Investment Company Act.

(e) Compliance with Banking Laws. The Principal Banking Subsidiary has been and is in compliance with all applicable laws, rules and regulations of (including, without limitation, all applicable regulations and orders of, or agreements with), the ODFI, the FDIC, and any other Bank Regulatory Authorities, except where failure to be so in compliance would not be expected, individually or in the aggregate, to have a Material Adverse Effect.

(f) FDIC. The deposit accounts of the Principal Banking Subsidiary are insured by the FDIC up to the legal maximum, the Principal Banking Subsidiary has paid all premiums and assessments required by the FDIC and the regulations thereunder, and no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Principal Banking Subsidiary, threatened.

(g) Compliance with Privacy Laws. The Principal Banking Subsidiary (i) complies in all material respects with the Privacy Statements (as defined below) that apply to any given set of personal information collected by the Principal Banking Subsidiary from Individuals (as defined below), (ii) complies in all material respects with all applicable federal, state, local and foreign laws and regulations regarding the collection, retention, use, transfer or disclosure of personal information, and (iii) takes reasonable measures as are customary in the business in which the Principal Banking Subsidiary is engaged to protect and maintain the confidential nature of the personal information provided to the Principal Banking Subsidiary by Individuals in accordance with the terms of the applicable Privacy Statements. To the Company’s knowledge, no material claim or controversy has arisen or been threatened regarding the Privacy Statements or the implementation thereof. As used herein, “Privacy Statements” means, collectively, any and all of the Principal Banking Subsidiary’s privacy statements and policies published on websites or products or otherwise made available by the Principal Banking Subsidiary regarding the collection, retention, use and distribution of the personal information of an individual, including, without limitation, from visitors or users of any websites or products of the Principal Banking Subsidiary (“Individuals”).

(h) Compliance with Mortgage Operations. Except as has not had and would not reasonably be expected to result in a Material Adverse Effect: (i) the Principal Banking Subsidiary has complied with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by the Principal Banking Subsidiary satisfied, (A) all applicable federal, state and local laws, rules and regulations with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, or filing of claims in connection with mortgage loans, including all laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (B) the responsibilities and obligations relating to mortgage loans set forth in any agreement between the Principal Banking Subsidiary and any Agency, Loan Investor or Insurer (each as defined herein), (C) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer and (D) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan; and (ii) no Agency, Loan Investor or Insurer has (A) claimed in writing that the Principal Banking Subsidiary has violated or has not complied with the applicable underwriting standards with respect to mortgage loans sold by the Principal Banking Subsidiary to a Loan Investor or Agency, or with respect to any sale of mortgage servicing rights to a Loan Investor, (B) imposed in writing restrictions on the activities (including commitment authority) of the Principal Banking Subsidiary or (C) indicated in writing to the Principal Banking Subsidiary that it has terminated or intends to terminate its relationship with the Principal Banking Subsidiary for poor performance, poor loan quality or concern with respect to the Principal Banking Subsidiary’s compliance with laws. For purposes hereof (X) “Agency” means the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Farmers Home Administration (now known as

Rural Housing and Community Development Services), the Federal National Mortgage Association, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture or any other federal or state agency with authority to (1) determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by the Company or the Principal Banking Subsidiary or (2) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including state and local housing finance authorities; (Y) “Loan Investor” means any person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased or serviced by the Company or the Principal Banking Subsidiary or a security backed by or representing an interest in any such mortgage loan; and (X) “Insurer” means a person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased or serviced by the Company or the Principal Banking Subsidiary, including the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral.

Any certificate signed by any officer of the Principal Banking Subsidiary and delivered to the Initial Purchasers or to counsel for the Initial Purchasers in connection with the offering, or the purchase and sale, of the Securities shall be deemed a representation and warranty by the Principal Banking Subsidiary to the Initial Purchasers as to the matters covered thereby.

The Principal Banking Subsidiary has a reasonable basis for making each of the representations set forth in this Section 2. The Principal Banking Subsidiary acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered pursuant to Section 7 hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 3 Purchase, Sale and Delivery of the Securities.

(a) The Securities. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to issue and sell to the Initial Purchasers, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, the principal amount of Securities set forth opposite the name of such Initial Purchaser in Schedule A hereto at a purchase price equal to 98.5% of the principal amount thereof, plus accrued interest, if any, from September 30, 2020 to the Closing Date.

(b) Nature of Initial Purchasers; Eligible Purchasers. Each of the Initial Purchasers, severally and not jointly, hereby represents and warrants to the Company that it will offer the Securities for sale upon the terms and conditions set forth in this Agreement and in the Pricing Disclosure Package and Offering Memorandum. Each of the Initial Purchasers, severally and not jointly, hereby represents and warrants to, and agrees with, the Company, that such Initial Purchaser: (i) is a QIB or an IAI with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Securities; and (ii) in connection with the Exempt Resales, will solicit offers to buy the Securities only from, and will offer, sell or deliver the Securities, as part of its initial offering, only to, persons whom it reasonably believes to be Eligible Purchasers, or, if any such Eligible Purchaser is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a QIB or an IAI.

(c) Closing Date. Delivery of the Securities to be purchased by the Initial Purchasers by electronic book entry through the facilities of The Depository Trust Company (“DTC”) to the account specified by the Representative, on behalf of the Initial Purchasers, and payment therefor shall be made via the offices of Vedder Price P.C. (or such other place as may be agreed to by the Company and the Representative) at 9:00 a.m. New York City time, on September 30, 2020, or such other time and date as the Representative shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”). The Company hereby acknowledges that circumstances under which the Representative may provide notice to postpone the Closing Date as originally scheduled include, but are not limited to, any determination by the Company or the Representative to recirculate copies of an amended or supplemented Preliminary Offering Memorandum or Offering Memorandum, or a delay as contemplated by the provisions of Section 11.

(d) Payment for the Securities. Payment for the Securities shall be made at the Closing Date by wire transfer of immediately available funds to the order of the Company. It is understood that the Representative has been authorized, for its own account and the accounts of the several Initial Purchasers, to accept delivery of and receipt for, and make payment of the purchase price for, the Securities the Initial Purchasers have agreed to purchase. Piper, individually and not as Representative of the Initial Purchasers, may (but shall not be obligated to) make payment for any Securities to be purchased by any Initial Purchaser whose funds shall not have been received by the Representative by the Closing Date, as the case may be, for the account of such Initial Purchaser, but any such payment shall not relieve such Initial Purchaser from any of its obligations under this Agreement.

(e) Delivery of the Securities. The Company shall deliver, or cause to be delivered, by electronic book entry through the facilities of DTC, to the account specified by the Representative, the Securities at the Closing Date, against release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The global certificate for the Securities shall be registered in the name of Cede & Co., or such other nominee as may be designated by DTC at least two full business days prior to the Closing Date at a location in New York City as the Representative may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers. The global certificate for the Securities to be delivered to the Initial Purchasers shall be made available to the Initial Purchasers in New York City for physical inspection or, alternatively, via electronic copy thereof, not later than 10:00 A.M., New York City time, on the business day next preceding the Closing Date.

Section 4 Additional Covenants.

The Company further covenants and agrees with each Initial Purchaser as follows:

(a) Delivery of Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum. To furnish promptly to the Initial Purchasers and to Vedder Price P.C., counsel to the Initial Purchasers, copies of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum (and all amendments and supplements thereto), as soon as available and in such quantities as the Initial Purchasers reasonably request for internal use and for distribution to prospective purchasers. The Company will pay the expenses of printing and distributing to the Initial Purchasers all such documents.

(b) Final Term Sheet. To prepare a final term sheet in the form of Schedule C hereto and the Offering Memorandum in a form approved by the Representative (such approval not to be unreasonably withheld), and to make no amendment or any supplement to the Pricing Disclosure Package or the Offering Memorandum which shall be disapproved by the Representative, subject to the Representative’s reasonable discretion, promptly after reasonable notice thereof.

(c) Notice of Certain Matters. To advise the Representative promptly of any proposal to amend or supplement the Offering Memorandum and not to effect any such amendment or supplement without the consent of the Representative, such consent not to be unreasonably withheld. If, at any time prior to completion of the Exempt Resales of the Securities by the Initial Purchasers to purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, to promptly notify the Initial Purchasers and prepare, subject to the first sentence of this Section 4(c), such amendment or supplement as may be necessary to correct such untrue statement or omission.

(d) Blue Sky Compliance. To promptly from time to time, to take such action as the Initial Purchasers may reasonably request to qualify the Securities for offering and sale under the securities laws of such states as the Initial Purchasers may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the Exempt Resales of the Securities; provided that, in connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction in which the Company is not already so qualified or has not so consented. If the Company becomes aware, after due inquiry, of the suspension of the qualification of the Securities for offering, sale or trading in any jurisdiction in which the Securities had been so qualified or any initiation or threat of any proceeding for any such purpose, the Company will advise the Initial Purchasers promptly of such suspension or proceeding, and in the event of the issuance of any order suspending such qualification, the Company shall use its reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.

(e) Use of Proceeds. To apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum.

(f) Earnings Statement. During the period of two years hereafter, to make generally available to its security holders and to the Initial Purchasers as soon as practicable an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company commencing after the date of this Agreement that will satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder; provided, however, that the requirements of this Section 4(f) shall be satisfied to the extent that such reports, statements, communications, financial statements or other documents are available on EDGAR.

(g) Continued Compliance with Securities Laws. To comply with its obligations under the Securities Act and the Exchange Act, including the filing on a timely basis with the Commission and the Nasdaq Stock Market (“NASDAQ”) of all reports and documents required to be filed under the Exchange Act so as to permit the completion of the sale of the Securities as contemplated by this Agreement, the Pricing Disclosure Package and the Offering Memorandum.

(h) Restriction on Sale of Securities. To not, without the prior written consent of the Representative on behalf of the Initial Purchasers, directly or indirectly, offer, sell, contract to sell, or otherwise transfer or dispose of any of our debt securities that are pari passu with, and otherwise substantially similar to, the Securities, or securities convertible into or exchangeable for such debt securities, or sell or grant any options, rights or warrants with respect to such debt securities, for a period of 90 days from the date the Securities are issued.

(i) Stand Off Agreement. Between the date of this Agreement and the Closing Date, to not, without the prior consent of the Representative on behalf of the Initial Purchasers, offer or sell, or enter into any agreement to sell, any debt securities (excluding deposit obligations) of the Company or its subsidiaries.

(j) Future Reports to the Initial Purchasers. During the period of two years hereafter, to furnish to the Initial Purchasers: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company furnished or made available generally to holders of its capital stock; provided, however, that the requirements of this Section 4(i) shall be satisfied to the extent that such reports, statements, communications, financial statements or other documents are available on EDGAR.

(k) Investment Limitation. To not invest or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(l) No Stabilization or Manipulation. To not take, and to ensure that no affiliate of the Company will take, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the Securities or any reference security with respect to the Securities, whether to facilitate the sale or resale of the Securities or otherwise.

(m) Company to Provide Interim Financial Statements. Prior to the Closing Date, to furnish the Initial Purchasers, as soon as they have been prepared by, or are available to, the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, provided, however, that the requirements of this Section 4(l) shall be satisfied to the extent that such unaudited interim financial statements are available on EDGAR.

(n) NRSRO Rating. To use its commercially reasonable efforts to maintain a rating by a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”) while any Securities remain outstanding.

Section 5 Payment of Expenses.

The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Securities (including any fees and expenses related to the use of book-entry global note certificates and all printing and engraving costs), (ii) all fees and expenses of the Trustee of the Securities, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchasers, (iv) all fees and expenses of the Company’s outside counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum (including financial statements, exhibits, schedules, consents and certificates of experts), and all amendments and supplements thereto, and each of the Transaction Documents, (vi) all filing fees, attorneys’ fees, costs and expenses incurred by the Company or reasonably incurred by the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky laws, and, if requested by the Initial Purchasers, preparing and printing a “Blue Sky Survey” or memorandum and any supplements thereto, advising the Initial Purchasers of such qualifications, registrations and exemptions, (vii) the reasonable out-of-pocket expenses of the Initial Purchasers incurred in connection with the Transactions, upon request made from time to time, including without limitation, the reasonable and documented legal fees, costs and expenses of Vedder Price P.C., counsel to the Initial Purchasers, and all marketing, syndication and travel expenses, (viii) costs, fees and expenses incurred by the Initial Purchasers in connection with determining its compliance with the rules and regulations of FINRA related to the Initial Purchasers’ participation in the offering and distribution of the Securities, including any related filing fees and the reasonable and documented legal fees of, and disbursements by, outside counsel to the Initial Purchasers, (ix) the fees, costs and expenses of the Company relating to investor presentations on any “road show,” including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the Representative, employees and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (x) the cost of preparing and providing any CUSIP or other identification numbers for the Securities, and (xi) any fees charged by rating agencies for rating the Securities. In the event any Initial Purchaser incurs any such costs, fees and expenses on behalf of the Company, the Company will reimburse such Initial Purchaser for such reasonable costs, fees and expenses whether or not the transactions contemplated hereby are consummated, except in the case that the Agreement is terminated pursuant to Section 11. Except as specifically provided in this Section 5 or in Section 7, Section 9 or Section 10 hereof, the Initial Purchasers shall pay their own expenses.

Section 6 Conditions of the Obligations of the Initial Purchasers.

The respective obligations of the Initial Purchasers hereunder to purchase and pay for the Securities as provided herein on the Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date, as though then made, the accuracy of the representations and warranties on the part of the Principal Banking Subsidiary set forth in Section 2 hereof as of the date hereof and as of the Closing Date, as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Comfort Letters. On the date hereof, the Representative shall have received from Crowe LLP, independent registered public accountants for the Company, a letter dated the date hereof addressed to the Representative on behalf of the Initial Purchasers, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to Initial Purchasers, delivered according to the Public Company Accounting Oversight Board (United States) Auditing Standards 6101 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum.

(b) No Objection from FINRA. If a filing has been made with FINRA, FINRA shall have raised no objection to the fairness and reasonableness of the terms and arrangements relating to the compensation of the Initial Purchasers payable under this Agreement.

(c) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and through and including the Closing Date:

(i) in the judgment of the Representative, there shall not have occurred any Material Adverse Change;

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any NRSRO; and

(iii) the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum shall not be subject to any proceeding by any federal bank or securities regulatory authority.

(d) Opinion and Negative Assurance Letter of Counsel for the Company. On the Closing Date, the Initial Purchasers shall have received the opinion and negative assurance letter of Vorys, Sater, Seymour and Pease LLP, counsel for the Company, dated as of such date, in form and substance reasonably satisfactory to the Representative.

(e) Opinion Letter of Chief Legal Officer of the Company and the Bank. On the Closing Date, the Initial Purchasers shall have received the opinion letter of Jude J. Nohra, Chief Legal Officer of the Company, dated as of such date, in form and substance reasonably satisfactory to the Representative.

(f) Opinion and Negative Assurance Letter of Counsel for the Initial Purchasers. On the Closing Date, the Initial Purchasers shall have received the opinion and negative assurance letter of Vedder Price P.C., counsel for the Initial Purchasers, in form and substance satisfactory to the Representative, dated as of such date.

(g) Officers’ Certificate. On the Closing Date, the Initial Purchasers shall have received a certificate executed by each of the President of the Company, the Chief Executive Officer of the Company, and the Chief Financial Officer of the Company, dated as of such date, to the effect that:

(i) for the period from and including the date of this Agreement through and including such date, there has not occurred any Material Adverse Change;

(ii) the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such date;

(iii) they have examined the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, and in their opinion (A) the Pricing Disclosure Package, as of the Applicable Time, and each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date and the Closing Date, did not and does not include any untrue statement of a material fact and did not and does not omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) since the respective dates of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, as the case may be; and

(iv) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date.

(h) Chief Financial Officer’s Certificate. On the date hereof and the Closing Date, the Initial Purchasers shall have received a certificate executed by the Chief Financial Officer of the Company, dated the date hereof and the Closing Date, respectively, with respect to certain financial data contained in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, providing “management comfort” with respect to such information, in form and substance satisfactory to the Representative, dated the date hereof and the Closing Date, respectively.

(i) Bring-down Comfort Letter. On the Closing Date, the Initial Purchasers shall have received from Crowe LLP, independent registered public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representative, which letter shall: (i) reaffirm the statements made in the letter furnished pursuant to Section 6(a), except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date; and (ii) cover certain financial information contained in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum.

(j) Ratings. The Securities shall have been rated investment grade by Kroll Bond Rating Agency, Inc.

(k) Additional Documents. On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as contemplated herein shall be satisfactory in form and substance to the Initial Purchasers and counsel for the Initial Purchasers.

(l) Indenture. The Indenture shall have been executed and delivered by each party thereto and an executed copy thereof shall have been provided to the Initial Purchasers.

(m) DTC. The Securities shall be eligible for clearance and settlement through DTC.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Initial Purchasers by notice from the Representative to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 5, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 7 Reimbursement of Initial Purchasers’ Expenses.

If this Agreement is terminated by the Initial Purchasers pursuant to Section 6 or Section 12, or if the sale to the Initial Purchasers of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representative and the other Initial Purchasers (or such Initial Purchasers as have terminated this Agreement with respect to themselves), severally, upon demand for all documented out-of-pocket expenses that shall have been reasonably incurred by the Representative and the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities up to $150,000, including, but not limited to, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges, subject to the provisions of Section 5.

Section 8 Effectiveness of this Agreement.

This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

Section 9 Indemnification.

(a) Indemnification of the Initial Purchasers. The Company and the Principal Banking Subsidiary, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser, their respective affiliates, directors, officers, employees, partners and agents, and each person, if any, who controls each Initial Purchaser within the meaning of the Securities Act or the Exchange Act (a “controlling person”) against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchasers or such affiliate, director, officer, employee, partner, agent or controlling person may become subject, under the Securities Act, the Exchange Act, or any federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Securities have been offered or sold or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, any materials provided to investors by, or with the approval of, the

Company in connection with the Exempt Resales of the Securities, including any roadshow or written investor presentations provided to investors by the Company (whether in person or electronically) (“marketing material”), or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; and to reimburse such Initial Purchaser and each such affiliate, director, officer, employee, agent, partner and controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by such Initial Purchaser or such affiliate, director, officer, employee, agent, partner or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of, or based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company by the Representative in writing expressly for use in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, it being understood and agreed that such information only consists of the information described in Section 9(b) below; and provided further, that the Principal Banking Subsidiary shall not be liable in any such case to the extent such indemnification, or contribution pursuant to Section 10 of this Agreement, is found to constitute a covered transaction pursuant to Section 23A of the Federal Reserve Act, as amended. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company and the Principal Banking Subsidiary. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company and the Principal Banking Subsidiary, their affiliates, directors, officers, employees, partners and agents and each controlling person of the Company and the Principal Banking Subsidiary, if any, against any loss, claim, damage, liability or expense, as incurred, to which the Company or the Principal Banking Subsidiary, or any such affiliate, director, officer, employee, partner, agent or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact included in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum (or any such amendment or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum (or any such amendment or supplement thereto), in reliance upon and in conformity with information relating to such Initial Purchaser furnished to the Company by the Representative in writing expressly for use therein; and to reimburse the Company and the Principal Banking Subsidiary and each such affiliate, director, officer, employee, partner, agent or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Company and the Principal Banking Subsidiary or such affiliate, director, officer, employee, partner, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company and the Principal Banking Subsidiary hereby acknowledge that the only information that the Representative has furnished to the Company expressly for use in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum (or any amendment or supplement to the foregoing) are the statements set forth in the second paragraph in the section entitled “Plan of Distribution” and the second sentence in the fourth paragraph of the same section in the Preliminary Offering Memorandum and the Offering Memorandum. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party to the extent the indemnifying party is not materially prejudiced as a proximate result of such failure and shall not, in any event, relieve the indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by the Representative (in the case of counsel for the indemnified parties referred to in Section 9(a) above) or by the Company (in the case of counsel for the indemnified parties referred to in Section 9(b) above)) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are reasonably incurred.

(d) Settlements. The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(c) hereof, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement unless the failure of the indemnifying party to provide such reimbursement is the result of a good faith dispute with the indemnifying party with respect to its obligation to provide the requested disbursements. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

Section 10 Contribution.

If the indemnification provided for in Section 9 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Principal Banking Subsidiary, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Principal Banking Subsidiary, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Principal Banking Subsidiary, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Initial Purchasers, in each case as set forth on the front cover page of the Offering Memorandum, bear to the aggregate offering price of the Securities as set forth on such cover page. The relative fault of the Company and the Principal Banking Subsidiary, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Principal Banking Subsidiary, on the one hand, or the Initial Purchasers, on the other hand (it being understood and agreed that such information supplied by the Initial Purchasers only consists of the information described in Section 9(b) above), and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 9(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9(c) for purposes of indemnification.

The Company, the Principal Banking Subsidiary and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

Notwithstanding the provisions of this Section 10, no Initial Purchaser shall be required to contribute any amount in excess of the discounts and commissions received by such Initial Purchaser in connection with the Securities purchased by it hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 10 are several, and not joint, in proportion to their respective purchase commitments as set forth opposite their respective names on Schedule A. For purposes of this Section 10, each affiliate, director, officer, employee, partner and agent of an Initial Purchaser and each controlling person, if any, who controls an Initial Purchaser, shall have the same rights to contribution as such Initial Purchaser, and each affiliate, director, officer, employee, partner, agent of the Company and the Principal Banking Subsidiary and each controlling person, if any, of the Company, shall have the same rights to contribution as the Company.

Section 11 Default of One or More of the Initial Purchasers.

If, on the Closing Date, any one or more of the Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, the Representative may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Initial Purchasers, but if no such arrangements are made by such date, the other Initial Purchasers shall be obligated, severally and not jointly, in the proportions that the principal amount of Securities set forth opposite their respective names on Schedule A bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Initial Purchasers shall fail or refuse to purchase the Securities and the aggregate principal amount of Securities with respect to which such default occurs exceeds 10% of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Securities are not made within 48 hours after such default, and unless the Closing Date is postponed pursuant to this Section 11, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 5, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination. In any such case either the Representative or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum or any other documents or arrangements may be effected.

As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 11. Any action taken under this Section 11 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

Section 12 Termination of this Agreement.

The Initial Purchasers may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Date if, in the reasonable judgement of the Representative, since the time of execution of this Agreement or since the respective dates as of which information is given in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, (i) there has occurred any Material Adverse Effect, (ii) there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or any other calamity or crisis, including a widespread outbreak of epidemic illnesses (including the novel coronavirus COVID-19 but only to the extent that there is a material worsening of such outbreak that actually occurs after the date hereof in the markets in which the Company operates) or any change or development involving a prospective change in national political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the completion of the purchase and Exempt Resale of the Securities on the terms and in the manner contemplated in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum or to enforce contracts for the sale of the Securities, (iii) trading or quotation in any securities of the Company has been suspended or limited by the Commission or by NASDAQ, or if trading generally on the New York Stock Exchange (“NYSE”) or NASDAQ has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, (iv) there has occurred a downgrading in or withdrawal of the rating assigned to the Securities or any other securities of the Company by any NRSRO, or such NRSRO has publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or any other securities of the Company, or (v) a banking moratorium has been declared by the United States, Ohio or New York authorities or a material restriction on banking activities or operations by such regulatory authorities or a material disruption has occurred in commercial banking or securities settlement and clearances services in the United States. Any termination pursuant to this Section 12 shall be without liability on the part of (a) the Company to the Initial Purchasers, except that the Company shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Section 5 or Section 7 hereof or (b) the Initial Purchasers to the Company; provided, however, that the provisions of Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 13 No Advisory or Fiduciary Relationship.

The Company acknowledges and agrees that (a) the purchase of the Securities pursuant to this Agreement, including the determination of the interest rate, terms and price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Initial Purchasers, on the other hand, (b) in connection with the transactions contemplated hereby and the process leading to such transaction, each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its shareholders, or its creditors, employees or any other party, (c) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company on other matters) and no Initial Purchaser has any obligation to the Company with respect to the transactions contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 14 Representations and Indemnities to Survive Delivery.

The respective indemnities, agreements, representations, warranties and other statements of the Company, the Principal Banking Subsidiary and of their respective officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser, the Company, the Principal Banking Subsidiary or any of its or their respective partners, officers or directors or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

Section 15 Notices.

All communications hereunder shall be in writing and shall be mailed (including electronic mail), hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representative:

Piper Sandler & Co. 1251 Avenue of the Americas, 6th Floor New York, New York 10020 Facsimile: (212) 466-7796 E-mail: jennifer.docherty@psc.com Attention: General Counsel with a copy to:

Vedder Price P.C. 222 North LaSalle Street, Suite 2600 Chicago, Illinois 60601 Facsimile: (312) 609-5005 E-mail: jking@vedderprice.com Attention: Jennifer D. King

If to the Company or the Principal Banking Subsidiary:

Premier Financial Corp. 601 Clinton Street Defiance, Ohio 43512 Facsimile: (419) 782-5015 E-mail: pnungester@first-fed.com Attention: Paul D. Nungester, Jr., Chief Financial Officer

with a copy to:

Vorys, Sater, Seymour and Pease LLP

301 East Fourth Street, Suite 3500

Great American Tower

Cincinnati, Ohio 45202

Facsimile: (513) 852-7892

E-mail: kjschaefer@vorys.com

Attention: Kimberly J. Schaefer

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 16 Successors.

This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Initial Purchasers pursuant to Section 11 hereof and to the benefit of the affiliates, directors, officers, employees, agents, partners and controlling persons referred to in Section 9 and Section 10, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

Section 17 Partial Unenforceability.

The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 18 Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Initial Purchaser that is a covered entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Initial Purchaser that is a covered entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Agreement, (A) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 19 Governing Law Provisions.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

Section 20 General Provisions.

This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 9 and the contribution provisions of Section 10, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 9 and Section 10 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum (and any amendments and supplements to the foregoing), as contemplated by the Securities Act and the Exchange Act.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company and the Principal Banking Subsidiary the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

PREMIER FINANCIAL CORP.

By:	/s/ Paul D. Nungester, Jr.
Name:	Paul D. Nungester, Jr.
Title:	Executive Vice President and Chief Financial Officer

PREMIER BANK

By:	/s/ Paul D. Nungester, Jr.
Name:	Paul D. Nungester, Jr.
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Purchase Agreement]

The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers in New York, New York as of the date first above written.

PIPER SANDLER & CO.

By:	/s/ Jennifer Docherty

Name:	Jennifer Docherty
Title:	Managing Director

Acting individually and as Representative of the Initial Purchasers named in the attached Schedule A hereto

[Signature Page to Purchase Agreement]